Exhibit 99.1

The Clorox Company News Release

Clorox Reports Strong Operating Results in Q1; Updates Fiscal 2008 EPS Outlook

OAKLAND, Calif., Oct. 31, 2007 – The Clorox Company (NYSE: CLX) today announced that top-line growth and cost savings contributed to strong operating results for the company’s fiscal first quarter, which ended Sept. 30, 2007.

“I’m delighted with our first-quarter results,” said Chairman and CEO Don Knauss. “We delivered strong sales and volume growth in our North America and International operating segments. In addition, recent price increases and aggressive cost savings are helping us mitigate the difficult commodity cost environment. And the plans we’ve put in place to address competitive activity are paying off.”

First-quarter highlights

Clorox reported first-quarter net earnings of $111 million, or 76 cents diluted earnings per share (EPS), based on weighted average diluted shares outstanding of 146 million. This compares with $112 million in the year-ago quarter, or 73 cents diluted EPS, based on weighted average diluted shares outstanding of 154 million. Contributing to earnings for the current quarter were strong volume and sales growth in higher margin businesses such as food products and Brita® water-filtration products. Current quarter earnings also included $27 million in previously announced pretax charges, or 12 cents diluted EPS, including those related to the consolidation of the company’s manufacturing networks and other charges the company decided to take in light of its Centennial Strategy. Of these pretax charges, $25 million were reported in the “restructuring and asset impairment costs” line of the Statements of Earnings and $2 million were reported in “cost of products sold.”

First-quarter sales grew 7 percent to $1.24 billion, compared with $1.16 billion in the year-ago quarter. Sales in the current quarter included 2 percentage points of growth from the recently acquired bleach businesses and 1 percentage point of growth from favorable foreign exchange rates. Volume increased 6 percent compared to the year-ago quarter, including 1 percentage point of growth from the recently acquired bleach businesses. Volume growth was primarily driven by strong shipments of home-care products, including Clorox® disinfecting wipes and other Clorox® branded cleaners; Hidden Valley® bottled salad dressing; Fresh Step® scoopable cat litter; Brita water-filtration products; bleach in Canada; and laundry and cleaning products in Latin America.

Gross margin in the first quarter decreased 30 basis points to 42.6 percent from 42.9 percent in the year-ago quarter. The decrease was primarily due to the impact of higher expenses for manufacturing and logistics, which includes the cost of diesel fuel, and unfavorable raw-material costs, primarily for resin and agricultural commodities. These factors were substantially offset by the benefit of strong cost savings and price increases.

Net cash provided by operations was $163 million, compared to $133 million in the year-ago quarter. The year-over-year increase was primarily due to higher earnings, excluding $25 million of noncash charges.

During the quarter, Clorox repurchased 2 million shares of the company’s common stock at a cost of about $118 million under its ongoing program to offset stock option dilution. In addition, as previously announced, the company executed an accelerated share repurchase (ASR) agreement on Aug. 10. Under the ASR agreement, Clorox repurchased $750 million of its shares of common stock at an initial repurchase price of $59.59 per share, subject to adjustment. Final settlement of the ASR program is scheduled for no later than Jan. 24, 2008. The final number of shares the company is repurchasing under the terms of the agreement and the timing of the final settlement will depend on prevailing market conditions, the final discounted volume weighted average share price over the term of the ASR program and other customary adjustments.

In the first quarter of fiscal year 2008, Clorox realigned its operating segments due to changes in its management reporting structure. The North America segment includes all products marketed in the United States and Canada. The International segment includes operations outside of the U.S. and Canada. Historical segment financial information in this news release has been revised to reflect these new operating segments. Following is a summary of key first-quarter results by business segment. All comparisons are with the first quarter of fiscal year 2007, unless otherwise stated.

North America

The segment reported 5 percent sales growth, 5 percent volume growth and flat pretax earnings, which includes $23 million in the aforementioned pretax charges. Sales and volume growth were driven by strong shipments of home-care products including Clorox® disinfecting wipes behind successful promotional activities and a low-streak product improvement, as well as other Clorox® branded cleaners including Clorox® disinfecting cleaner, Clorox® toilet-bowl cleaner and Clorox® Clean-Up® spray cleaner. Also contributing to the segment’s volume growth were higher shipments of Hidden Valley® bottled salad dressing due to increased merchandising; all-time record shipments of Fresh Step® scoopable cat litter; higher shipments of Brita water-filtration products due to category growth and merchandising activities; and shipments in Canada from the recently acquired bleach business. Pretax earnings reflected the benefit of higher sales, strong cost savings and price increases. These factors were offset primarily by the impact of the aforementioned charges, unfavorable commodity costs, higher trade-promotion spending and increased manufacturing costs.

International

The segment reported 18 percent sales growth, 11 percent volume growth and a 9 percent increase in pretax earnings, which includes $2 million in the aforementioned pretax charges. Sales results included 8 percentage points of growth from the newly acquired bleach businesses and 4 percentage points from favorable foreign exchange rates. Volume growth was driven by increased shipments of laundry and cleaning products in Latin America due to category growth and the recently acquired bleach businesses. Sales growth outpaced volume growth primarily due to the benefit of favorable foreign exchange rates and price increases. Pretax earnings reflected the benefit of higher sales, partially offset by the impact of higher manufacturing costs, trade-promotion spending and commodity costs.

Updated fiscal year 2008 financial outlook

For fiscal year 2008, Clorox continues to anticipate sales growth from existing brands in the range of 3-5 percent. Including the anticipated benefit of the recently acquired bleach businesses, sales growth is now anticipated to be in the range of 4-5 percent.

The company now anticipates that gross margin in fiscal year 2008 will be lower compared with fiscal year 2007. This outlook reflects higher commodity costs, particularly in the second quarter, due to higher-than-anticipated resin costs and continued pressure on agricultural commodities such as corn starch that goes into charcoal and soybean oil, which is used in Hidden Valley® salad dressing. To partially offset the impact of agricultural commodity cost increases, the company announced plans to increase prices by 6 percent on Kingsford® charcoal products, effective January 2008. In addition, as previously communicated, the company increased prices on Hidden Valley® salad dressing by 6 percent, effective October 2007.

As announced previously, the fiscal year 2008 outlook includes anticipated charges related to the consolidation of Clorox’s manufacturing networks and other charges the company decided to take in light of its Centennial Strategy. For the fiscal year, these pretax charges are still anticipated to be in the range of $49 million to $58 million, of which $35 million to $39 million are noncash. This range includes the charges of $27 million reported in the first quarter.

The company’s fiscal year 2008 outlook for diluted EPS is now in the range of $3.33 to $3.50. This change primarily reflects the benefits of the aforementioned ASR agreement. For the fiscal year, the company now anticipates weighted average diluted shares outstanding of about 142 million, subject to adjustment once the ASR is finalized.

Clorox’s fiscal year 2008 outlook excludes the impact of the Burt’s Bees acquisition, which the company also announced today. For more information about the acquisition, see today’s related press release, which is posted at www.TheCloroxCompany.com.

For more information

Visit the Investors: Financial Results section of the company’s Web site at www.TheCloroxCompany.com for the following:

•	Definitions of financial terms used in this earnings release and on today’s conference call with the investment community (details below)

•	Supplemental volume and sales growth information

•	Supplemental gross margin driver information

•	EBIT reconciliation information

•	Supplemental balance sheet and cash flow information

•	Supplemental price-increase information

Note: Percentage and basis-point changes noted in this news release are calculated based on rounded numbers.

Today’s webcast

Today at 6:30 a.m. Pacific time (9:30 a.m. Eastern time), Clorox will host a live audio webcast of a discussion with the investment community regarding the company’s first-quarter results. The webcast can be accessed at http://investors.thecloroxcompany.com. Following a live discussion, a replay of the webcast will be archived for one week on the company’s Web site.

The Clorox Company

The Clorox Company is a leading manufacturer and marketer of consumer products with fiscal year 2007 revenues of $4.8 billion. Clorox markets some of consumers’ most trusted and recognized brand names, including its namesake bleach and cleaning products, Armor All® and STP® auto-care products, Fresh Step® and Scoop Away® cat litter, Kingsford® charcoal, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration systems, and Glad® bags, wraps and containers. With 7,800 employees worldwide, the company manufactures products in more than two dozen countries and markets them in more than 100 countries. Clorox is committed to making a positive difference in the communities where its employees work and live. Founded in 1980, The Clorox Company Foundation has awarded cash grants totaling more than $69.7 million to nonprofit organizations, schools and colleges. In fiscal 2007 alone, the foundation awarded $3.4 million in cash grants, and Clorox made product donations valued at $5.9 million. For more information about Clorox, visit www.TheCloroxCompany.com.

Forward-looking statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements about future volume, sales, costs, cost savings, earnings, cash outflows, plans, objectives, expectations, growth, or profitability, are forward looking statements based on management’s estimates, assumptions and projections. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions, are intended to identify such forward looking statements. These forward looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended June 30, 2007, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to, the success of the company’s previously announced Centennial Strategy; the need for any additional restructuring or asset-impairment charges; the final purchase price and number of shares repurchased under the company’s accelerated share repurchase agreement; general economic and marketplace conditions and events; competitors’ actions; the company’s costs, including changes in exposure to commodity costs such as resin, diesel, chlor-alkali and agricultural commodities; increases in energy costs; consumer and customer reaction to price increases; customer-specific ordering patterns and trends; the company’s actual cost performance; changes in the company’s tax rate; any future supply constraints that may affect key commodities; risks inherent in sole-supplier relationships; risks related to customer concentration; risks arising out of natural disasters; risks related to the handling and/or transportation of hazardous substances, including but not limited to chlorine; risks inherent in litigation; risks relating to international operations, including the risk associated with foreign currencies; risks inherent in maintaining an effective system of internal controls, including the potential impact of acquisitions or the use of third-party service providers; the ability to manage and realize the benefit of joint ventures and other cooperative relationships, including the company’s joint venture regarding the company’s Glad® plastic bags, wraps and containers business, and the agreement relating to the provision of information technology and related services by a third party; the success of new products; risks relating to acquisitions, mergers and divestitures; risks relating to changes in the company’s capital structure; and the ability of the company to successfully manage tax, regulatory, product liability, intellectual property, environmental and other legal matters, including the risk resulting from joint and several liability for environmental contingencies. In addition, the company’s future performance is subject to risks related to its November 2004 share exchange transaction with Henkel KGaA, the tax indemnification obligations and the actual level of debt costs. Declines in cash flow, whether resulting from tax payments, debt payments, share repurchases, interest cost increases greater than management expects, or increases in debt or changes in credit ratings, or otherwise, could adversely affect the company’s earnings.

The company’s forward looking statements in this report are based on management’s current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Media relations	Investor relations

Dan Staublin 510-271-1622	Li-Mei Johnson 510-271-3396

Kathryn Caulfield 510-271-7209	Steve Austenfeld 510-271-2270

Condensed Consolidated Statements of Earnings (Unaudited)

Dollars in millions, except per share amounts

	Three Months Ended
	9/30/2007	9/30/2006
Net sales	$1,239	$1,161
Cost of products sold	711	663

Gross profit	528	498

Selling and administrative expenses	155	153
Advertising costs	118	117
Research and development costs	23	26
Restructuring and asset impairment costs	25	—
Interest expense	33	29
Other expense (income), net	—	(2)

Earnings before income taxes	174	175
Income taxes	63	63

Net earnings	$111	$112

Earnings per common share
Basic	$0.77	$0.74
Diluted	0.76	0.73

Weighted average common shares outstanding (in thousands)
Basic	143,778	151,143
Diluted	146,127	153,568

Segment Information (Unaudited)

Dollars in millions

First Quarter and Year to Date

	Net Sales			Earnings/(Losses) Before Income Taxes
	Three Months Ended		% Change (1)	Three Months Ended		% Change (1)
	9/30/2007	9/30/2006		9/30/2007(2)	9/30/2006
North America	$1,049	$1,000	5%	$286	$287	0%
International	190	161	18%	37	34	9%
Corporate	—	—	—	(149)	(146)	2%

Total Company	$1,239	$1,161	7%	$174	$175	-1%

(1)	Percentages based on rounded numbers.
(2)

Current quarter earnings before income taxes included $25 in pretax restructuring and asset-impairment and incremental cost of products sold charges in the North America segment, and $2 in pretax restructuring and asset-impairment charges in the International segment.

	9/30/2007	6/30/2007	9/30/2006
Assets
Current assets
Cash and cash equivalents	$209	$182	$174
Receivables, net	408	460	374
Inventories, net	332	309	325
Other current assets	115	81	67

Total current assets	1,064	1,032	940
Property, plant and equipment, net	966	976	990
Goodwill	869	855	748
Trademarks and other intangible assets, net	585	613	604
Other assets	189	190	257

Total assets	$3,673	$3,666	$3,539

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Notes and loans payable	$872	$74	$68
Current maturities of long-term debt	500	500	152
Accounts payable	318	329	299
Accrued liabilities	347	507	415
Income taxes payable	116	17	26

Total current liabilities	2,153	1,427	960
Long-term debt	1,477	1,462	1,965
Other liabilities	592	516	549
Deferred income taxes	88	90	120

Total liabilities	4,310	3,495	3,594

Contingencies
Stockholders’ (deficit) equity
Common stock	159	159	250
Additional paid-in capital	491	481	414
Retained earnings	219	185	4,005
Treasury shares	(1,309)	(445)	(4,514)
Accumulated other comprehensive net losses	(197)	(209)	(210)

Stockholders’ (deficit) equity	(637)	171	(55)

Total liabilities and stockholders’ (deficit) equity	$3,673	$3,666	$3,539

Note:	During the second quarter of fiscal year 2007, Clorox retired 91 million of its treasury shares. As a result of the retirement, treasury shares were reduced by $4,137 and common stock and retained earnings were reduced by $91 and $4,046, respectively. There was no impact to the company’s overall equity position as a result of the retirement.

During the first quarter of fiscal year 2008, Clorox entered into an Accelerated Share Repurchase program through which it repurchased $750 of common stock. As a result, the repurchase contributed to the treasury shares increase by $750.